Exhibit 23

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Intersil Corporation:

We consent to the incorporation by reference in the registration statements on Form S-4 (Nos. 333-84794 and 333-114021) and Form S-8 (Nos. 333-88208, 333-117890, 333-166391, 333-163448, 333-161906, 333-151374, 333-65804, 333-31094 and 333-174249) of Intersil Corporation and subsidiaries of our reports dated February 24, 2012, with respect to the consolidated balance sheets of Intersil Corporation as of December 30, 2011 and December 31, 2010, and the related consolidated statements of operations, shareholders’ equity, comprehensive income and cash flows for each of the years in the three-year period ended December 30, 2011, and the related financial statement schedule, and the effectiveness of internal control over financial reporting as of December 30, 2011, which reports appear in the December 30, 2011 annual report on Form 10-K of Intersil Corporation and subsidiaries.

/s/ KPMG LLP

February 24, 2012

Orlando, Florida

Certified Public Accountants